UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2011

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33201	82-0538520
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

518 17th Street, Suite 800 Denver, CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2011, the Board of Directors (the “Board of Directors”) of DCT Industrial Trust Inc. (the “Company”) (NYSE: DCT) amended the Bylaws of the Company to change the voting standard for uncontested director elections from a plurality voting standard to a majority voting standard (the “Bylaw Amendment”). Accordingly, pursuant to the Bylaw Amendment, in future uncontested director elections, a director nominee will be elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. The Bylaw Amendment retains a plurality voting standard in contested elections, which includes an election for which the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors at a meeting of the Company’s stockholders at which the election is to occur that is not withdrawn on or before the tenth day before the Company first mails its notice for such meeting to its stockholders.

In connection with the approval of the Bylaw Amendment, on October 25, 2011, the Board of Directors approved an amendment to the Company’s Corporate Governance Guidelines (the “Guidelines Amendment”). The Guidelines Amendment creates a director resignation policy that sets forth the Board of Directors’ expectation that any director that fails to receive the required majority vote in an uncontested election will promptly tender his or her resignation to the Board of Directors for its consideration. The Guidelines Amendment also provides that the Board of Directors will act on any such tendered resignation within 90 days following certification of the stockholder vote and will promptly and publicly disclose its decision.

The summary of the Bylaw Amendment above is qualified in its entirety by the Bylaw Amendment filed herewith as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

3.1	Second Amendment to Bylaws of DCT Industrial Trust Inc. (as adopted on October 25, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

Date: October 27, 2011	By:	/s/ John G. Spiegleman
	Name:	John G. Spiegleman
	Title:	ExecutiveVice President and General Counsel